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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 1998

                         DEKALB GENETICS CORPORATION
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             (Exact name of registrant as specified in its charter)


   Delaware                                        0-17005                           36-3586793
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(State or other jurisdiction               (Commission File Number)          (IRS Employer Identification No.)
of incorporation)

3100 Sycamore Road, DeKalb, Illinois                                                      60115
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(Address of principal executive offices)                                                (Zip Code)

Registrant's telephone number, including area code:  (815) 758-3461

                                      N/A
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         (Former name or former address, if changed since last report.)

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ITEM 5.  OTHER EVENTS.

         DEKALB Genetics Corporation, a Delaware corporation ("DEKALB"), Monsanto Company, a Delaware corporation ("Monsanto"), and Corn Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Monsanto ("Sub"), have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of May 8, 1998, providing for the acquisition of DEKALB by Monsanto. The Merger Agreement is an Exhibit hereto and is incorporated by reference herein.

         Pursuant to the Merger Agreement, Monsanto has commenced a cash tender offer (the "Offer") to purchase all outstanding shares of Class A Common Stock, without par value, of DEKALB (the "Class A Stock"), and all outstanding shares of Class B Common Stock, without par value, of DEKALB (the "Class B Stock," and together with the Class A Stock, the "Shares") at a price of $100 per Share, net to the seller in cash (as such price may be increased, the "Offer Price"). The consummation of the Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer such number of shares of Class A Stock (together with such number of shares of Class A Stock then held by Monsanto or any of its subsidiaries) that would constitute a majority of the outstanding shares of Class A Stock (assuming the exercise of all options to purchase, and the conversion or exchange of all securities convertible or exchangeable into, shares of Class A Stock) outstanding at the expiration date of the Offer (the "Minimum Condition") and
(ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 applicable to the purchase of the Shares pursuant to the Offer.

         The Merger Agreement provides that, following the consummation of the Offer, Sub will be merged (the "Merger") with and into DEKALB, subject to the approval of the holders of Class A Stock (if required by applicable law) and certain other conditions. In the Merger, each Share outstanding immediately prior to the effective time of the Merger (other than Shares owned by DEKALB, any subsidiary of DEKALB, Monsanto, Sub, any other subsidiary of Monsanto or by stockholders, if any, who are entitled to and who properly exercise appraisal rights under the General Corporation Law of the State of Delaware with respect to their Shares) will be converted into the right to receive in cash the Offer Price.

         Holders of Class A Stock representing approximately 57.5% of the shares of Class A Stock that were issued and outstanding at the close of business on May 8, 1998 (the "Roberts Family Stockholders") have entered into an agreement (the "Stockholders Agreement") with Monsanto pursuant to which the Roberts Family Stockholders have, among other things, agreed to tender such shares of Class A Stock pursuant to the Offer.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits

         1. Agreement and Plan of Merger (the "Merger Agreement") dated as of May 8, 1998, among DEKALB Genetics Corporation, Monsanto Company and Corn Acquisition Corporation (incorporated herein by reference to Exhibit 1 to DEKALB'S Schedule 14D-9 filed with the SEC on May 15, 1998.)
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     DEKALB GENETICS CORPORATION



Date: May 15, 1998                   By: JANIS M. FELVER
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                                        Name:   Janis M. Felver
                                        Title:  Vice President and Chief
                                                Accounting Officer